                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant   [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                           Spatial Technology Inc.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1. Title of each class of securities to which transaction applies:

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     2. Aggregate number of securities to which transaction applies:

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     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     4. Proposed maximum aggregate value of transaction:

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     5. Total fee paid:

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        [ ]  Fee paid previously with preliminary materials:

     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount Previously Paid:

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     2. Form, Schedule or Registration Statement No.:

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     3. Filing Party:

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     4. Date Filed:

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




                            SPATIAL TECHNOLOGY INC.
                          2425 55TH STREET, SUITE 100
                            BOULDER, COLORADO  80301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 6, 1999

TO THE STOCKHOLDERS OF SPATIAL TECHNOLOGY INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SPATIAL TECHNOLOGY INC., a Delaware corporation (the "Company"), will be held on Thursday, May 6, 1999 at 10:00 a.m. local time at the offices of the Company, 2425 55th Street, Boulder, Colorado, 80301, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected and qualified.

2. To approve amendments to the Company's 1996 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder from 1,125,000 to 1,350,000.

3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder from 175,000 to 300,000.

4. To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 19, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                   By Order of the Board of Directors

                                   /s/ Todd S. Londa

                                   Todd S. Londa
                                   Secretary

Boulder, Colorado
April 6, 1999

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

     INVESTORS MAY REQUEST ADDITIONAL INFORMATION REGARDING SPATIAL TECHNOLOGY INC., INCLUDING A COPY OF THE FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FREE OF CHARGE. PLEASE ADDRESS YOUR REQUEST TO: R. BRUCE MORGAN, SPATIAL TECHNOLOGY INC., 2425 55TH STREET, SUITE 100, BOULDER, COLORADO 80301.

                            SPATIAL TECHNOLOGY INC.
                          2425 55TH STREET, SUITE 100
                            BOULDER, COLORADO  80301

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                  MAY 6, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of SPATIAL TECHNOLOGY INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 6, 1999 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 2425 55th Street, Boulder, Colorado, 80301. The Company intends to mail this proxy statement and accompanying proxy card on or about April 6, 1999, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

RECORD DATE; VOTING RIGHTS; QUORUM AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 19, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 19, 1999 the Company had outstanding and entitled to vote 9,291,770 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required for election of directors. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to amend the Company's 1996 Equity Incentive Plan and Employee Stock Purchase Plan, ratify the selection of the Company's auditors or to take action with respect to any other matter as may be properly brought before the Annual Meeting.

     With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and have no effect.

     Abstentions may be specified on the proposal to ratify the selection of the Company's auditors. Abstentions will be considered present and entitled to vote at the meeting and, therefore, will have the effect of a negative vote on this proposal.

     Broker non-votes will be considered present for purposes of the establishment of a quorum, but will have no effect on the outcome of the election of directors, the amendments to the 1996 Equity Incentive Plan and Employee Stock Purchase Plan or the ratification of the selection of the Company's auditors.


                                       1.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Spatial Technology Inc., 2425 55th Street, Suite 100, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 21, 1999. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is not earlier than February 5, 1999 and not later than March 8, 2000. Stockholders are also advised to review the Company's By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.


                                       2.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are six nominees for the six Board positions presently authorized by the Board of Directors in accordance with the Company's Amended and Restated Bylaws. Each nominee listed below is currently a director of the Company.
Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

NAME                         AGE  POSITION HELD WITH THE COMPANY
----                         ---  ------------------------------
Richard M. Sowar...........  54  Chief Technical Officer and Chairman of the Board of Directors
R. Bruce Morgan............  47  President, Chief Executive Officer and Director
Philip E. Barak (1) (2)....  47  Director
H. Robert Gill (1) (2).....  62  Director
M. Thomas Hull (2).........  40  Director
Fred F. Nazem..............  58  Director

-------------------
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

     Richard M. Sowar founded the Company in 1986 and has served as Chairman of the Board of Directors and Chief Technology Officer of the Company since October 1998. He has served as a Director of the Company since 1986. Mr. Sowar served as Treasurer of the Company from 1986 to 1988, Vice President from 1986 to 1992, Senior Vice President, Advanced Technology from 1992 to 1994 and Chief Executive Officer from 1994 to October 1998. From 1980 to 1986, Mr. Sowar served as Vice President, Research and Development of Graftek, Inc., a CAD/CAM software company. Mr. Sowar received a B.S. in Mathematics from Marietta College and an M.S. in Operations Research from the University of Dayton and completed doctoral studies in Computer Science at the University of Colorado.

     R. Bruce Morgan has served as the Company's Chief Executive Officer since October 1998, and as the Company's President and as a Director of the Company since July 1, 1997. He also served as the Company's Managing Director, ACIS (R) Group from 1991 to 1993, as its Vice President, Sales and Marketing from 1994 to 1995, and as its Chief Operating Officer from July 1997 to October 1998.
Between July 1995 and June 1997, Mr. Morgan served as Vice President, Marketing of ANSYS, Inc., a software company. Prior to joining the Company in 1991, Mr. Morgan founded RMI, Inc., an investment and consulting firm. From 1987 to 1989, Mr. Morgan held a variety of positions, most recently as Vice President, Western Region, with Convergent Technologies Inc. Between 1980 and 1986, Mr. Morgan held a number of positions with Burroughs Corporation in Germany. Mr. Morgan holds a B.A. in Economics from Carleton University.


                                       3.

     Philip E. Barak has served as a Director of the Company since October 1994. Mr. Barak joined Nazem & Company in 1983 as Chief Financial Officer and is a special limited partner of Nazem & Associates II, L.P., which is the general partner of Nazem & Company II, L.P. Additionally, he is a general partner of Nazem & Associates IV, L.P., the general partner of several Nazem & Company affiliated venture capital funds. Mr. Barak has served as a director of various privately held companies and served as a director of Consep, Inc. from June 1996 until December 1998. Mr. Barak holds a B.S. in Accounting from Rider University and is a Certified Public Accountant.

     H. Robert Gill has served as a director of the Company since December 1996. Mr. Gill has served as President, Chairman of the Board of Directors and Chief Executive Officer of MobileForce Technologies, Inc., a company which provides systems for managing vehicle fleets, since May 1997. Additionally, since April 1996, Mr. Gill has served as President of the Topaz Group, a provider of board consulting services. Before joining the Topaz Group, Mr. Gill served as Senior Vice President and President, Enhanced Products Group of Frontier Corporation following its merger with ALC Communications Corporation ("ALC") in December 1995. From January 1989 until the time of such merger, Mr. Gill served as President and Chief Executive Officer of ConferTech International, a publicly-traded corporation. Mr. Gill currently serves as Chairman of the Board of Qualmark and a director of MOSAIX, Inc. Mr. Gill received a B.E.E. from Indiana Institute of Technology, a M.S.E.E. from Purdue University and an M.B.A. from Pepperdine University.

     M. Thomas Hull has served as a Director of the Company since December 1996. Mr. Hull joined Visio Corporation ("Visio") in July 1994 as Third Party Sales Manager, was promoted to Director of Corporate and Strategic Sales in June 1996, and was promoted to Vice President Corporate and Direct Sales in October 1998 where he currently manages a sales team focusing on corporate and strategic licensing of Visio's products. From December 1991 to June 1994, Mr. Hull held a management position at Traveling Software, Inc. ("TSI") where he managed sales of TSI products and technologies. He holds a B.S. in Electrical Engineering from the University of Washington.

     Fred F. Nazem has served as a Director of the Company since its inception in 1986. He served as Chairman of the Board of Directors of the Company from 1986 to October 1998. Since 1981, Mr. Nazem has been President of Nazem & Company and Managing Partner of the general partner of several Nazem & Company venture capital limited partnerships, which finance and strategically guide growing electronics and medical companies. He currently serves as a director of Tegal Corporation and Oxford Health Plans, Inc., as well as a number of privately held firms. Mr. Nazem holds a B.S. in biochemistry from Ohio State University, an M.S. in Physical Chemistry from the University of Cincinnati and an M.B.A. from Columbia University.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1998 the Board of Directors held six (6) meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent certified public accountants and reviews the Company's balance sheet, statement of operations and statement of cash flows for each interim period. The Audit Committee is composed of three non-employee directors: Messrs. Barak, Gill and Hull. It met one time during such fiscal year.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation for officers and employees of the Company. The Compensation Committee is composed of two non-employee directors: Messrs. Barak and Gill. It met two times during such fiscal year.

     During the fiscal year ended December 31, 1998, all Directors except Mr. Nazem attended 75% or more of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which he was a director or committee member, respectively.


                                       4.

                                   PROPOSAL 2

      APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 EQUITY INCENTIVE PLAN

     In June 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Equity Incentive Plan (the "Incentive Plan"), under which one million (1,000,000) shares of the Company's Common Stock were reserved for issuance. As a result of an amendment to the Incentive Plan, as of January 27, 1998, there were 1,125,000 shares of Common Stock reserved for issuance under the Incentive Plan.

     At February 28, 1999, options (net of cancelled or expired options) covering an aggregate of 1,073,190 shares of the Company's Common Stock had been granted under the Incentive Plan, and 51,810 shares (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of options) remained available for future grant under the Incentive Plan. During the last fiscal year, under the Incentive Plan, the Company has granted to all current executive officers as a group options to purchase 141,500 shares at exercise prices of $1.625 to $2.375 per share, to all employees (excluding executive officers) as a group options to purchase 104,300 shares at exercise prices of $1.625 to $2.375 per share and to all current directors who are not officers as a group options to purchase 30,000 shares at exercise prices of $2.375.

     In January 1999, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, to enhance the flexibility of the Board in granting stock awards to the Company's employees, directors and consultants. The amendment increases the number of shares authorized for issuance under the Incentive Plan from a total of 1,125,000 shares to 1,350,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock awards to employees, directors and consultants at levels determined appropriate by the Board.

     Stockholders are requested in this Proposal 2 to approve the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Incentive Plan are outlined below:

GENERAL

     The Incentive Plan provides for the grant or issuance of incentive stock options and stock appreciation rights appurtenant thereto to employees and nonstatutory stock options, stock appreciation rights, restricted stock purchase awards and stock bonuses to employees, directors and consultants. To date only incentive stock options and nonstatutory stock options have been awarded under the Incentive Plan. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the Incentive Plan.

PURPOSE

     The Incentive Plan provides a means by which selected employees and directors of and consultants to the Company and its affiliates, may be given an opportunity to benefit from increases in value of the Common Stock of the Company. The Company, by means of the Incentive Plan, seeks to retain the services of persons who are now employees, directors of or consultants to the Company or its affiliates, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.


                                       5.

FORMS OF BENEFIT

     The Incentive Plan provides for incentive stock options, nonstatutory stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights (collectively "Stock Awards"). Stock appreciation rights authorized for issuance under the Incentive Plan may be tandem stock appreciation rights, concurrent stock appreciation rights, or independent stock appreciation rights. Tandem and concurrent stock appreciation rights are generally subject to the same terms and conditions of the particular option grant to which they pertain. Independent stock appreciation rights are granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options.

ADMINISTRATION

     The Incentive Plan is administered by the Board unless and until the Board delegates administration to a committee composed of one or more persons. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Code Section 162(m) or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")). If administration is delegated to a committee, such committee will have, in connection with the administration of the Incentive Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Incentive Plan, as may be adopted from time to time by the Board. The Board may abolish such committee at any time and revest in the Board the administration of the Incentive Plan. The Board has delegated the administration of the Incentive Plan to the compensation committee. Any references to the Board shall include such committee.

     The Board has the power to determine from time to time which of the persons eligible under the Incentive Plan shall be granted Stock Awards, when and how each Stock Award shall be granted, the type of Stock Awards to be granted, the provisions of each Stock Award granted (which need not be identical), to construe and interpret the Incentive Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect, omission or inconsistency in the Incentive Plan or in any Stock Award agreement.

     The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Incentive Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

SHARES SUBJECT TO THE PLAN

     Subject to stockholder approval of this Proposal 2, the Common Stock that may be sold pursuant to Stock Awards under the Incentive Plan shall not exceed in the aggregate 1,350,000 shares of the Company's Common Stock. If any Stock Award expires or terminates, in whole or in part, without having been exercised in full, the stock not purchased under such Stock Award will revert to and again become available for issuance under the Incentive Plan; provided, however, that shares subject to stock appreciation rights will not be available for subsequent issuance under the Incentive Plan. The Common Stock subject to the Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

     Incentive stock options (and stock appreciation rights appurtenant thereto) may be granted only to employees of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

     No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the

                                       6.

Company unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant. In addition, no person shall be eligible to be granted options covering more than 330,000 shares of the Company's Common Stock in any calendar year (the "Section 162(m) Limitation").

TERM AND TERMINATION

     No option is exercisable after the expiration of ten (10) years from the date it was granted.

     In the event an optionee's continuous status as an employee, director or consultant is terminated, the optionee may exercise his or her option (to the extent that the optionee was entitled to exercise it at the time of termination) but only within the earlier of (i) the date three (3) months after the termination of the optionee's continuous status as an employee, director or consultant or (ii) the expiration of the term of the option as set forth in the option agreement.

     An optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director or consultant would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option set forth in the option agreement or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an optionee's option agreement may also provide that if the exercise of the option following the termination of the optionee's continuous status as an employee, director or consultant would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option shall terminate on the earlier of (i) the expiration of the term of the option set forth in the option agreement or (ii) the expiration of a period of three (3) months after the termination of the optionee's continuous status as an employee, director or consultant during which the exercise of the option would not be in violation of such registration requirements.

     In the event an optionee's continuous status as an employee, director or consultant terminates as a result of the optionee's death or disability, the optionee (or such optionee's estate, heirs or beneficiaries) may exercise his or her option, but only within the period ending on the earlier of (i) twelve
(12) months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement.

     In the event a stock bonus or restricted stock recipient's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

EXERCISE PRICE

     The exercise price of each incentive stock option will not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant. The exercise price of each nonstatutory stock option will be such amount as the Board shall determine and designate in the nonstatutory stock option agreement. The purchase price of restricted stock shall be not less than eighty-five percent (85%) of the fair market value of the Company's Common Stock on the date such award is made. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or for its benefit.

     Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.


                                       7.

CONSIDERATION

     The purchase price of Common Stock acquired pursuant to a Stock Award is paid either in cash at the time of exercise or purchase, or if determined by the Board (at the time of grant) by deferred payment or other arrangement or in any other form of legal consideration that may be acceptable to the Board, including, in the case of an option and in the discretion of the Board at the time of the grant of an option, by delivery to the Company of other Common Stock of the Company. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as interest of amounts that are not stated to be interest.

TRANSFERABILITY

     An incentive stock option will not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonstatutory stock option, stock bonus, or restricted stock award generally will not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the lifetime of the person to whom the award is granted only by such person or any transferee pursuant to a domestic relations order; provided; however, that a nonstatutory stock option may be made transferable if the option agreement so provides. In addition, an optionee may designate a beneficiary who may exercise his or her option after death.

VESTING

     The total number of shares of common stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

     Restricted stock purchase awards and stock bonuses granted under the Incentive Plan may be granted subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board.

STOCK APPRECIATION RIGHTS

     The Incentive Plan authorizes three types of stock appreciation rights.

     Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

     Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

     Independent Stock Appreciation Rights. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the participant is vested under the independent stock appreciation right less than fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.


                                       8.

     Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced stock appreciation rights with new lower priced stock appreciation rights. To the extent required by Section 162(m) of the Code, a repriced stock appreciation right is deemed to be canceled and a new stock appreciation right granted. Both the stock appreciation right deemed to be canceled and the new stock appreciation right deemed to be granted will be counted against the Section 162(m) Limitation.

ADJUSTMENTS UPON CHANGES IN STOCK

     If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Incentive Plan, the maximum annual award applicable under the Incentive Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards will be appropriately adjusted.

     In the event of a merger, consolidation, liquidation, dissolution or the sale of substantially all of the Company's assets, all Stock Awards shall be fully vested and exercisable and Stock Award holders shall be given reasonable opportunity to exercise their Stock Awards immediately prior to such transaction.

AMENDMENT OF THE INCENTIVE PLAN

     The Board at any time, and from time to time, may amend the Incentive Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where stockholder approval is necessary for the Incentive Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under the Exchange Act, or any Nasdaq or securities exchange requirements. The Board may in its sole discretion submit any other amendment to the Incentive Plan for stockholder approval.

TERMINATION OR SUSPENSION OF THE INCENTIVE PLAN

     The Board may suspend or terminate the Incentive Plan at any time. Unless sooner terminated, the Incentive Plan shall terminate ten (10) years from the date the Incentive Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Award may be granted under the Incentive Plan while the Incentive Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one (1) year. Capital gains are generally subject to lower tax rates than ordinary

                                       9.

income.  Slightly different rules may apply to optionees who are subject to
Section 16 of the Exchange Act or who acquire stock subject to certain repurchase options.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, Code Section 162(m) and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

     Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors;" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).


                                      10.

                                   PROPOSAL 3

      APPROVAL OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE
      PLAN

     In June 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's Employee Stock Purchase Plan (the "Purchase Plan"), under which one hundred thousand (100,000) shares of the Company's Common Stock were reserved for issuance. As a result of an amendment to the Purchase Plan, as of January 27, 1998, there were 175,000 shares of Common Stock reserved for issuance under the Purchase Plan. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under the Code.

     During the last fiscal year, shares of Common Stock were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: Karlheinz Peters, Senior Vice President Worldwide Operations, 15,078 shares ($1.5743), all current executive officers as a group 15,389 shares ($1.5725), and all employees (excluding executive officers) as a group 81,429 shares ($1.5800).

     As of February 28, 1999, purchase rights (net of canceled or expired purchase rights) covering an aggregate of 174,988 shares of the Company's Common Stock had been granted under the Purchase Plan. Only 12 shares of Common Stock (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future grant under the Purchase Plan.

     In January 1999, the Board of Directors of the Company adopted an amendment to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan to 300,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

     Stockholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

     The Purchase Plan was adopted to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Purchase Plan is intended to qualify as an "employee stock purchase plan" as that term is defined in Section 423 of the Code. Approximately 102 of the Company's employees are eligible to participate in the Purchase Plan.

ADMINISTRATION

     The Purchase Plan shall be administered by the Board, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such Purchase Plan. The Board has the power to delegate administration of such Purchase Plan to a committee of one or more persons. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan.


                                      11.

OFFERINGS

     The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The maximum duration of any offering shall not exceed twenty-seven (27) months. Generally, each such offering is of six (6) months duration.

SHARES SUBJECT TO THE PLAN

     Subject to stockholder approval of this Proposal 3, the Common Stock that may be sold pursuant to rights granted under the Purchase Plan shall not exceed in the aggregate three hundred thousand (300,000) shares of the Company's Common Stock. If any right granted under the Purchase Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Purchase Plan. The Common Stock subject to the Purchase Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

     Under the current offering, any person who is customarily employed at least twenty (20) hours per week and five (5) months per calendar year by the Company or any of its affiliates on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been continuously employed by the Company or any of its affiliates for at least ten (10) days preceding the first day of the offering period.

     Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PURCHASE PRICE

     The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering.

PARTICIPATION IN THE PLAN; PAYROLL DEDUCTIONS

     Under the current offering, eligible employees may become participants in the offering by delivering to the Company, at least ten (10) days in advance of the offering commencement date, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

     A participant may reduce (including to zero) or increase payroll deductions only as provided in the Purchase Plan. Under the current offering, a participant may not increase or reduce payroll deductions during the course of an offering; provided, however, that a participant may reduce payroll deductions to 0% upon ten (10) days' advance notice by delivering a notice in such form as the Company provides.

EXERCISE

     On each purchase date, a participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted pursuant to the terms of the Purchase Plan. No fractional shares will be issued upon the exercise of rights granted under the Purchase Plan. Any accumulated payroll earnings remaining in a participant's account after the purchase of the number of whole shares purchasable in an amount less than is required to purchase one whole share on the final purchase date will be held in the participant's account for the purchase of shares under the next offering under the Purchase Plan, unless the participant withdraws from such next offering or is no longer eligible to be granted rights under the Purchase Plan, in which case such amount shall be distributed to the participant after the final

                                      12.

purchase date without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of common stock on the final purchase date of an offering shall be distributed in full to the participant after such purchase date, without interest.

     In connection with each offering made under the Purchase Plan, the Board may specify a maximum number of shares that may be purchased by any eligible employee as well as a maximum aggregate number of shares that may be purchased pursuant to such offering by all eligible employees. In addition, in connection with each offering that contains more than one purchase date, the Board may specify a maximum aggregate number of shares that may be purchased by all eligible employees on any given purchase date under the offering. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed any such maximum aggregate number, the Board would make a pro rata allocation of shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable. Unless the employee's participation is discontinued, his right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

     While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period, except as provided by the Board in the offering.

     Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Rights granted pursuant to any offering under the Purchase Plan shall terminate immediately upon cessation of an employee's employment with the Company or any designated affiliate for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions (less any accumulated deductions previously applied to the purchase of stock on the employee's' behalf during such offering), without interest.

RESTRICTIONS ON TRANSFER

     Rights granted under the Purchase Plan are not transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the right is granted only by such person.
In addition, a participant may designate a beneficiary who may receive either
(i) any shares and cash (if any) from the participant's account in the event of such participant's death subsequent to the end of the offering but prior to delivery of such shares and cash to the participant or (ii) any cash from the participant's account in the event of such participant's death during an offering.

EFFECT OF CERTAIN CORPORATE EVENTS

     If there is any change in the stock subject to the Purchase Plan or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination or shares, exchange of shares, change in corporate structure or other transaction without receipt of consideration by the Company, the Purchase Plan and rights outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such Purchase Plan and the class, number of shares and price per share of stock subject to such outstanding rights. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not including the receipt of consideration by the Company.")


                                      13.

     In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the purchase date of any ongoing offering will be accelerated such that the participant's accumulated payroll deductions may be used to purchase common stock immediately prior to the transaction and the participants' rights under the ongoing offering terminated.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Purchase Plan at any time.

     The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within twelve (12) months of its adoption by the Board if the amendment would (a) increase the number of shares of common stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or (c) modify the Purchase Plan in any other way if such modification requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 under the Exchange Act.

     Rights granted before amendment or termination of the Purchase Plan will not be impaired by any amendment or termination of such Purchase Plan without consent of the person to whom such rights were granted, except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Purchase Plan and/or rights granted under the Purchase Plan comply with the requirements of Section 423 of the Code.

FEDERAL INCOME TAX INFORMATION

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received; but, except for this, no income will be taxable to a participant until disposition of the shares acquired.

     If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the price paid for the stock or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such long-term capital gains are generally subject to lower tax rates than ordinary income.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term or short-term depending on how long the participant holds the stock.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).


                                      14.

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since fiscal year 1992. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by the Company's Restated Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                                      15.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 1999 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary of Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                 BENEFICIAL OWNERSHIP(1)
                                          --------------------------------------
            BENEFICIAL OWNER              NUMBER OF SHARES  PERCENT OF TOTAL(2)
            ----------------              ----------------  --------------------
Nazem & Company II, L.P.(3)............         1,787,285         19.18%
   645 Madison Avenue, 12th Floor
   New York, New York 10022

Special Situations Fund III(4).........         1,096,600         11.85
   153 E. 53rd Street, 51st Floor
   New York, New York 10022

New York Life Insurance Company(5).....           824,291          8.85
   51 Madison Avenue, Room 206
   New York, New York 10010

William Turcotte II(6).................           715,000          7.69
   c/o Spatial Technology Inc.
   2425 55th Street, Suite 100
   Boulder, Colorado 80301

ProSTEP Produktdatentechnologie GmbH...           665,000          7.19
   c/o Majda Barazzutti
   Baker & McKenzie
   Two Embarcadero Center
   Twenty-Fourth Floor
   San Francisco, California 94111

Fred F. Nazem(7).......................         1,841,451         19.68
   645 Madison Avenue, 12th Floor
   New York, New York 10022

Richard M. Sowar(8)....................           401,968          4.26

R. Bruce Morgan(9).....................           327,333          3.43

Philip E. Barak(10)....................            37,500           *

H. Robert Gill(11).....................            33,000           *

M. Thomas Hull(12).....................            33,000           *

Douglas G. Hakala(13)..................            47,331           *

Karlheinz Peters(14)...................           119,048          1.27

All executive officers and directors
   as a group (10 persons)(15).........         3,565,385         35.15%

-------------------
*    Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable within 60 days of January 31, 1999, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


                                      16.

(2) Percentage of ownership is based on 9,252,291 shares of Common Stock outstanding.

(3) Consists of 1,787,285 shares held by Nazem & Company II, L.P., a Delaware limited partnership (including 66,666 shares of common stock issuable upon exercise of outstanding warrants). Mr. Nazem, a director of the Company, is a general partner of Nazem & Associates II, L.P., the general partner of Nazem & Company II, L.P. Mr. Nazem, on behalf of Nazem & Company II, L.P. exercises discretionary voting and dispositive power over such shares. Mr. Nazem disclaims beneficial ownership of the shares held by Nazem & Company II, L.P. except to the extent of his pecuniary interests therein arising from his general partnership interest therein.

(4) Special Situations Fund III, L.P. ("SSF III"), Special Situations Technology Fund, L.P. ("Technology fund"), Special Situations Cayman Fund, L.P. ("Cayman Fund"), MGP Advisers Limited Partnership ("MGP"), SST Advisers, L.L.C. ("SST"), AWM Investment Company, Inc. ("AWM"), Austin W. Marxe and David M. Greenhouse have together filed a Schedule 13D pursuant to which they report sole or shared voting and dispositive power over an aggregate of 1,096,600 shares owned as of February 28, 1999. The principal business of SSF III, the Technology fund and the Cayman Fund (individually, a "Fund" and, collectively, the "Funds") is to invest in equity and equity related securities. The principal business of MGP is to act as the general partner of and the investment adviser of SSF III. The principal business of SST is to act as general partner of and the investment adviser of the Technology Fund. The principal business of AWM is to act as the general partner of MGP and as the general partner of and the investment adviser to the Cayman Fund. (MGP, SST and AWM are, collectively, the "Advisers"). The principal occupation of Austin W. Marxe and David Greenhouse is to serve as officers, directors and members or principal shareholders of the Advisers.

(5) Includes 58,981 shares of common stock issuable upon exercise of outstanding warrants.

(6) Includes 50,000 shares subject to stock options that are exercisable within sixty (60) days of January 31, 1999.

(7) Includes 37,500 shares subject to stock options that are exercisable within 60 days of January 31, 1999 and 16,666 shares held by Nazem Inc. Defined Benefit Plan. Also includes 1,787,285 shares (including 66,666 shares of common stock issuable upon exercise of outstanding warrants) held by Nazem & Company II, L.P. with regard to which Mr. Nazem disclaims beneficial interest, except to the extent of his pecuniary interest therein arising from his general partnership interests in Nazem & Associates II, L.P.

(8) Includes 180,833 shares subject to stock options that are exercisable within sixty (60) days of January 31, 1999.

(9) Includes 300,000 shares subject to stock options that are exercisable within sixty (60) days of January 31, 1999 and 12,333 shares owned by RMI Inc., an entity of which Mr. Morgan is the sole shareholder. As the president of RMI Inc., Mr. Morgan exercises sole authority over the voting and disposition of the shares.

(10) Includes 37,500 shares subject to stock options that are exercisable within sixty (60) days of January 31, 1999.

(11) Includes 33,000 shares subject to stock options that are exercisable within sixty (60) days of January 31, 1999.

(12) Includes 33,000 shares subject to stock options that are exercisable within sixty (60) days of January 31, 1999.

(13) Includes 37,832 shares subject to stock options that are exercisable within sixty (60) days of January 31, 1999.

(14) Includes 97,915 shares subject to stock options that are exercisable within sixty (60) days of January 31, 1999.

(15) Includes an aggregate of 892,412 shares subject to stock options and warrants that are exercisable within sixty (60) days of January 31, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.


                                      17.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by each of Mr. Nazem, a director of the Company, and Nazem & Company, L.P., a greater than ten percent stockholder.


                                      18.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

NAME                 AGE  POSITION
----                 ---  --------
R. Bruce Morgan....  47   President and Chief Executive Officer
Richard M. Sowar...  54   Chief Technology Officer
Karlheinz Peters...  49   Senior Vice President, Worldwide Operations
Lee A. Cole........  45   Vice President, Engineering
Todd S. Londa......  34   Vice President, Administration, Corporate Controller
                          and Secretary
William Turcotte II  37   Vice President, Interoperability Solutions

----------------
See "Proposal 1 - Election of Directors" for the biographies of Mr. Morgan and Mr. Sowar.

     Karlheinz Peters joined the Company in June 1993 as Vice President, European Sales and was promoted to Vice President, International Operations in January 1998, and was promoted to Senior Vice President, Worldwide Operations in August 1998. From 1986 to June 1993, Mr. Peters held a variety of positions at Auto-Trol Technology, a CAD/CAM software company, including General Manager, Europe, and Managing Director, Germany. In 1991, Mr. Peters was promoted to General Manager, Europe where he was responsible for the European sales and services activities of the company. Mr. Peters received a degree in Electrical Engineering from the State Engineer School for Machine Technology in Germany.

     Lee A. Cole, Ph.D. joined the Company in January 1999 as Vice President, Engineering. From February 1998 to January 1999, Mr. Cole served as a project director at eoTek, a software services company. From 1992 to 1998, Mr. Cole served as Director, Advanced Technology at Hunter Douglas Group NV, a manufacturer of architectural products and window coverings. Mr. Cole holds a Ph.D. in Theoretical Physics from Dartmouth.

     Todd S. Londa joined the Company in December 1995 as Finance Manager, and was promoted to Director of Finance & Administration and Corporate Controller in November 1997. In October 1998, Mr. Londa was promoted to Vice President, Administration and Corporate Controller. From 1993 to November 1995, Mr. Londa served as a senior financial analyst at Network Associates, Inc., a network security and management software company. Mr. Londa holds a B.B.A. from the University of Michigan.

     William Turcotte II joined the Company in December 1998 as Vice President, Interoperability Solutions. From 1987 to December 1998, Mr. Turcotte served as President of InterData Access, Inc., a CAD/CAM software company which was acquired by the Company in December 1998. Mr. Turcotte received a B.S. in Math and Computer Science from McGill University.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each director of the Company is entitled to be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of the Board of Directors. Additionally, each non-employee director of the Company receives $1,000 compensation for each regular or special meeting of the Board of Directors at which he is in attendance and $500 compensation for each committee meeting of the Board of Directors at which he is in attendance.

     Each non-employee director of the Company also receives stock option grants pursuant to the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only directors of the Company who are not otherwise employed by the Company or an affiliate of the Company are eligible to receive such options. Options granted to non-employee directors are non-discretionary. Each non-employee director is automatically granted an option to purchase 15,000 shares of common stock on the date such non-employee director is elected to the Board of Directors. Additionally, on the date of each annual meeting of the stockholders of the Company, each

                                      19.

non-employee director who has been a non-employee director continuously for the preceding year will automatically be granted an option to purchase 7,500 shares of common stock. Each other non-employee director will automatically be granted an option to purchase a number of shares of common stock equal to 7,500 multiplied by a fraction, the numerator of which shall be the number of days such person has been a non-employee director of the Company and the denominator of which shall be 365. The exercise price of options granted to non-employee directors shall be the fair market value of the common stock on the date of grant. Options granted pursuant to the Directors' Plan vest in four equal annual installments beginning one year from the date of grant and are immediately exercisable, subject to repurchase by the Company prior to the vesting of such shares upon the optionee's cessation of service to the Company.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for the fiscal years ended December 31, 1998, 1997 and 1996, certain compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its five next most highly compensated executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                        ANNUAL COMPENSATION            ------------
                                                       ----------------------           SECURITIES
                                                         SALARY        BONUS            UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR                  ($)          ($)            OPTIONS (#)(1)   COMPENSATION
---------------------------          ----              ----------    --------          --------------   ------------
R. Bruce Morgan............          1998                $154,167     $81,250              50,000        $   240(2)
  President and Chief                1997                  75,000      45,000             250,000         17,120(3)
  Executive Officer                  1996                     --          --                  --             --

Richard M. Sowar...........          1998                 126,250      40,625              50,000            240(2)
  Chief Technology Officer           1997                 120,000      35,000                   0            240(2)
                                     1996                 120,000      37,500             130,833            240(2)

Karlheinz Peters...........          1998                 215,685(4)        0              25,000         12,963(5)
  Senior Vice President,             1997                 215,371(6)        0                   0              0
  Worldwide Operations               1996                 204,107(7)        0              58,333              0

Douglas Hakala.............          1998                  95,500(8)   17,500               1,500            240(2)
  Former Vice President,             1997                  88,000       8,400              30,000            240(2)
  ACIS Development                   1996                  84,667       3,000               8,333            180(2)

---------------------
(1)  Options are stock options granted under the Company's Incentive Plan.

(2) Represents matching payments made by the Company to the individual's account under the Company's 401(k) plan.

(3) Includes: (i) $17,000 reimbursement for relocation expenses and (ii) $120 matching payment made by the Company to Mr. Morgan's 401(k) account.

(4) Salary is based on an exchange rate of 1.7576 DM/$ which is based on a five quarter average from the last quarter of 1997 and each of the four quarters in 1998. Includes commission in the amount of $73,446 earned in fiscal 1998.

(5)  Represents amounts paid for relocation from Germany to United States.


                                      20.

(6) Salary is based on an exchange rate of 1.7036 DM/$ which is based on a five quarter average from the last quarter of 1996 and each of the four quarters in 1997. Includes commission in the amount of $86,231 earned in fiscal 1997.

(7) Salary is based on an exchange rate of 1.4979 DM/$ which is based on a five quarter average from the last quarter of 1995 and each of the four quarters in 1996. Includes commission in the amount of $57,235 earned in fiscal 1996.

(8) As of January 26, 1999 Mr. Hakala no longer served as an executive officer of the Company.



                                      21.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted to each of the Named Executive Officers during the fiscal year ended December 31, 1998:

                            NUMBER OF             PERCENT OF TOTAL
                            SECURITIES            OPTIONS GRANTED TO
                         UNDERLYING OPTIONS         EMPLOYEES IN       EXERCISE PRICE
NAME                         GRANTED(#)               1998(%)(1)        ($/SHARE)(2)       EXPIRATION DATE
----                     ------------------       ------------------   --------------      ---------------
R. Bruce Morgan.......         50,000                   20.34%            $1.875             October 2008
Richard M. Sowar......         50,000                   20.34              1.875             October 2008
Karlheinz Peters......         25,000                   10.17              2.000             September 2008
Douglas Hakala........          1,500                    0.61              2.375             May 2008

---------------------
(1)  Based on 245,800 options granted in 1998.

(2) The exercise price per share of options granted was equal to the fair market value of the common stock on the date of grant.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to (i) the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1998, (ii) the number of securities underlying unexercised options held by the Named Executive Officers as of December 31, 1998 and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the common stock at December 31, 1998 exceeded the exercise price) as of December 31, 1998:


                                          NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                               OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                          SHARES             FISCAL YEAR-END                FISCAL YEAR-END (1)
                        ACQUIRED ON    ----------------------------    ----------------------------
NAME                    EXERCISE (#)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                    ------------   -----------    -------------    -----------    -------------
Richard M. Sowar....        --           180,833            --           $ 84,375          --
R. Bruce Morgan.....        --           300,000            --            537,500          --
Karlheinz Peters....        --            97,915           2,084           47,265        1,172
Douglas Hakala......        --            37,832           4,167           53,625          --

---------------------
(1) Based on the fair market value of the Common Stock as of December 31, 1998 as reported on the American Stock Exchange ($3.5625), minus the exercise price, multiplied by the number of shares underlying the option.


                                      22.

EMPLOYMENT AGREEMENT

     The Company entered into an employment agreement with R. Bruce Morgan, an executive officer of the Company, on July 1, 1997 (the "Morgan Employment Agreement"). This agreement provides for (i) an annual base salary of $170,000, (ii) a discretionary bonus in an amount up to $25,000 per quarter determined solely by the Compensation Committee of the Board of Directors,
(iii) one-time relocation expenses up to a maximum of $25,000 in the aggregate,
(iv) eligibility for standard Company benefits and (v) a loan by the Company to Mr. Morgan in the amount of $25,000. The agreement may be terminated by either the Company or Mr. Morgan at any time, with or without cause or advance notice. In the event that the Company terminates Mr. Morgan's employment without cause, Mr. Morgan shall receive a lump sum severance payment in an amount equal to six months of Mr. Morgan's base salary in exchange for the execution of a release of all claims against the Company by Mr. Morgan.

     The Company entered into an employment agreement with Karlheinz Peters, an executive officer of the Company, on July 30, 1998. This agreement provides for (i) an annual base salary of $120,000, (ii) a bonus in an amount up to $20,000 per quarter based on Mr. Peters's attainment of certain specified corporate and worldwide sales objectives, (iii) one-time relocation expenses up to a maximum of $30,000 in the aggregate. The agreement may be terminated by either the Company or Mr. Peters at any time, with or without cause or advance notice. In the event the Company eliminates Mr. Peters's position, or terminates his employment without cause, the Company shall pay an amount up to a maximum of $30,000 in the aggregate in order to relocate Mr. Peters from Boulder back to Germany. In the event that the Company terminates Mr. Peters's employment without cause, Mr. Peters shall receive a lump sum severance payment in an amount equal to six months of Mr. Peters's base salary in exchange for the execution of a release of all claims against the Company by Mr. Peters.

     The Company entered into an employment agreement with William Turcotte II, an executive officer of the Company on December 22, 1998. This agreement provides for (i) an annual base salary of $110,000, (ii) a annual bonus of up to $60,000 based on Mr. Turcotte's attainment of certain objectives, and (iii) one-time relocation expenses up to a maximum of $20,000. The agreement may be terminated by either the Company or Mr. Turcotte at any time, with or without cause or advance notice. In the event that the Company terminates Mr. Turcotte's employment without cause, Mr. Turcotte shall receive a lump sum severance payment in an amount equal to six months of Mr. Turcotte's base salary in exchange for the execution of a release of all claims against the Company by Mr. Turcotte.


                              CERTAIN TRANSACTIONS

     There are none to be disclosed.


                                      23.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1998 is being transmitted herewith, by order of the Board of Directors, but does not constitute part of the proxy solicitation materials.

                                   By Order of the Board of Directors

                                   /s/ Todd S. Londa

                                   Todd S. Londa
                                   Secretary

April 6, 1999


                                      24.

                            SPATIAL TECHNOLOGY INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 1999

     The undersigned hereby appoints R. Bruce Morgan and Richard M. Sowar and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Spatial Technology Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Spatial Technology Inc. to be held at the offices of the Company, 2425 55th Street, Boulder, Colorado on Thursday, May 6, 1999 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Proposal 1: To elect six directors to hold office until the 2000 Annual Meeting of Stockholders.

            [ ] FOR all nominees listed below               [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.
                (except as marked to the contrary below).


            NOMINEES: Richard M. Sowar, R. Bruce Morgan, Philip E. Barak, H. Robert Gill, M. Thomas Hull, Fred F. Nazem.

To withhold authority to vote for any nominee(s) write such nominee(s)' name below:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  (Continued and to be signed on other side)







                          (Continued from other side)

     MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To approve amendments to the Company's 1996 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized thereunder from 1,125,000 to 1,350,000.

     [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

     MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3: To approve an amendment to the Company's Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder from 175,000 to 300,000.

     [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

     MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL 4: To ratify the selection of KPMG LLP as independent accountants of the Company for its fiscal year ending December 31, 1999.

     [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

                               DATED                          , 19
                                     -------------------------    ----
                               ---------------------------------------
                               ---------------------------------------

                                              SIGNATURE(S)

                                Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.